Exhibit 99.7

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, $0.001 par value, of Resideo Technologies, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed by CD&R Channel Holdings II, L.P. as the designated filer, on behalf of each of the entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: November 27, 2024

CD&R CHANNEL HOLDINGS II, L.P. By: CD&R Investment Associates XII, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R CHANNEL HOLDINGS, L.P. By: CD&R Channel Holdings II GP, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Director

CD&R INVESTMENT ASSOCIATES XII, LTD.

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R ASSOCIATES XII, L.P. By: CD&R Investment Associates XII, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary